Exhibit 99
Form 3 Joint Filer Information

Name:     Galahad Securities Limited
Address:  PO Box 71082
                 Dubai, United Arab Emirates
Designated Filer:    Senate Limited
Issuer and Ticker Symbol:    Sonus Networks, Inc. [SONS]
Date of Event Requiring Statement:    05/16/07


Name:     Legatum Capital Limited
Address:  PO Box 71082
                 Dubai, United Arab Emirates
Designated Filer:    Senate Limited
Issuer and Ticker Symbol:    Sonus Networks, Inc. [SONS]
Date of Event Requiring Statement:    05/16/07


Name:     Legatum Global Holdings Limited
Address:  PO Box 71082
                 Dubai, United Arab Emirates
Designated Filer:    Senate Limited
Issuer and Ticker Symbol:    Sonus Networks, Inc. [SONS]
Date of Event Requiring Statement:    05/16/07


Name:     Legatum Global Investment Limited
Address:  PO Box 71082
                 Dubai, United Arab Emirates
Designated Filer:    Senate Limited
Issuer and Ticker Symbol:    Sonus Networks, Inc. [SONS]
Date of Event Requiring Statement:    05/16/07


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